As filed with the Securities and Exchange Commission on July 24, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOPGOLF CALLAWAY BRANDS CORP.

(Exact name of Registrant as specified in its charter)

Delaware	95-3797580
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008

(760) 931-1771

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brian P. Lynch

Executive Vice President, Chief Financial Officer

Topgolf Callaway Brands Corp.

2180 Rutherford Road

Carlsbad, California 92008

(760) 931-1771

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Craig M. Garner

Kevin C. Reyes

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

TOPGOLF CALLAWAY BRANDS CORP.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Stock Purchase Units

Units

This prospectus provides a general description of the following securities that may be offered hereunder from time to time: Topgolf Callaway Brands Corp.’s debt securities, common stock, preferred stock, depositary shares, warrants, rights, stock purchase contracts, stock purchase units and units of these securities. When we offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering of such securities.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

The common stock of Topgolf Callaway Brands Corp. is listed on the New York Stock Exchange under the symbol “MODG.” On July 23, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $15.65 per share.

Investing in our securities involves risks that are described in the section entitled “Risk Factors” on page 1 of this prospectus and the risk factors incorporated herein by reference. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings as described in this prospectus.

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities of Topgolf Callaway Brands Corp.;

•	common stock of Topgolf Callaway Brands Corp.;

•	preferred stock of Topgolf Callaway Brands Corp.;

•	depositary shares of Topgolf Callaway Brands Corp.;

•	warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities of Topgolf Callaway Brands Corp.;

•	rights to purchase Topgolf Callaway Brands Corp. common stock, preferred stock, depositary shares or debt securities;

•	stock purchase contracts issued by Topgolf Callaway Brands Corp.;

•	stock purchase units issued by Topgolf Callaway Brands Corp.; and

•	units consisting of any of the above securities.

We may issue debt securities convertible into shares of Topgolf Callaway Brands Corp. common or preferred stock. The preferred stock issued may also be convertible into shares of Topgolf Callaway Brands Corp. common stock or another series of its preferred stock.

This prospectus provides a general description of the securities that we may offer hereunder. Each time that we sell securities hereunder, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement, we will include the following information:

•	the type and amount of securities that we propose to sell;

•	the public offering price of the securities;

•	the names of any underwriters, agents or dealers through or to which the securities will be sold;

•	any compensation of those underwriters, agents or dealers;

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any risk factors applicable to the securities that we propose to sell; and

•	any other material information about the offering and sale of the securities.

We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus with respect to that offering. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. You should read both this prospectus and any accompanying prospectus supplement (and any applicable free writing prospectus) together with the additional information described under the heading “Incorporation of Certain Documents by Reference.”

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” “Topgolf Callaway Brands” and “the Company” refer collectively to Topgolf Callaway Brands Corp., a Delaware corporation, and its consolidated subsidiaries.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone gives you information of this sort, you should not rely on it as authorized by us. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

Topgolf Callaway Brands Corp. Trademarks: The following marks and phrases, among others, are our trademarks: #1 Irons in Golf, #1 Putter in Golf, #1 Putter on Tour, #1 Range Technology in Golf, 2-Ball, 2-Ball Fang, 2-Ball Jailbird, 2 Ball Putter Design, 360 Carbon Chassis, 360 Face Cup, 360 Fade, 3 Deep, AI One Cruiser, AI Smart Face, AI Smoke, AI Smoke Tactical, Alcatraz, Alpha Convoy, Apex, Apex 21, Apex CB, Apex DCB, Apex Pro, Apex Smoke, Apex TCB, Apex Tour, Apex UW, APW, Arm Lock, At Home Outdoors, B21, Backstryke, Batwing, Batwing Technology, Beachside Stealth, Big Bertha, Big Bertha Alpha, Big Bertha B21, Big Bertha Diablo, Big Bertha Diablo & Horned Shield Design, Big Bertha REVA, Biggest Big Bertha, Bigshots Golf, Bigshots Golf Stylized, Big T, Black Series, Black Series I, Bogey Free, Broomstick, Callaway, Callaway #1 Irons in Golf, Callaway Customs, Callaway Edge, Callaway Golf, Callaway Media Productions, Callaway Next, Callaway Paradym Night Mode, Callaway Superfast, Callaway Super Hybrid, Callaway Supersoft, Callaway Supersoft Splatter 360, Callaway X, Callaway XR, Capital, Catch it Clean, Cavity Back Design Pattern (X-14), CF16, CF23, C Grind, Chev, Chev 18, Chevron Design, Chrome Soft, Chrome Soft X, Chrome Tour, Cloud Collection, Cloud Hoodies, Cloud Polo, Cloud Waffle, Coastview, Come Play Around, Cuater, Cuater C logo, Cup 360, Cutwave, CXR, Cyclone Aero Shape, Dawn Patrol, Demonstrably Superior And Pleasingly Different, Destinations by TravisMathew, DFX, Diablo Forged, Diablo Octane, Diablo Tour, Distance Fitting from Callaway, Distance that Defies Convention, Divine Line, Divine Nine, Double Wide, Driver Defender, Driving the Course to Modern Golf, DSPD, Dual Force, Dual Softfast Core, Eagle, Ecoloader, Ecostride, Engage, Epic, Epic Flash, Epic Max, Epic Max LS, Epic Speed, Epic Star, ERC, E.R.C. Fusion Stylized, ERC Soft, Extended Season, Fairway+, Fairway14, FairwayC, Fateline, Favorite Track, Fibercloud, Fit Disc, Flash Face, Flash Face SS21, Flash Face SS22, Flexcontact, Flex Pod, Force Optimizer, Force Plate Stylized, Fore Me, Forged 455, Forged X, Friday Ponte, Frost Delay, F Stylized, FT-3, FT-5, FT9, FT-I, FT IQ, FTIZ, FT Optiforce, FT Tour, Fusetech, Fusion, Fusion Zero, Gambit Pro, GBB, GBB Epic, Gems, Golf Ball on Tee Design, Golf Fusion, Gravity Core, Great Big Bertha, Hawk Eye, Headliner, Heater Series, Heater Series – Pure Performance, Heavenwood, Hex Aerodynamics, Hexbite, Hex Black Tour, Hex Diablo, Hex Soft, Hex Tour Soft, High Energy Core & Orbit Design, Hightail, HX, HX Diablo, Hyper Dry, Hyper Elastic Softfast Core, Hyper-Lite, Hyperlite Zero, Hyper Speed Face Cup, Hyper X, I.D. Ball, I-Mix, It’s Golf. It’s Not Golf. It’s Topgolf., IZ Power Source, Jack Wolfskin, Jack Wolfskin & Paw Design, Jailbird, Jailbreak, Jailbreak AI Velocity Blades, Jailbreak Speed Frame, Jaws Full Toe, JAWS MD5, Jewel Jam, Kings of Distance, Lag Putt, Leader in Modern Golf, Legacy, Life On Tour, Longer From Everywhere, Lowrider, Lowrider 2.0., Mack Daddy, Mack Daddy CB, Mack Daddy Forged, Made to Meet the Moment, Magna, Make Every Shot Your Best, MarXman, Mavrik, MD3 Milled, MD4 Tactical, Microguard, Microhinge Face Insert, Mission:Ambition Modern Golf, More Than Just a Pretty Trace, Moveknit, Number One Putter in Golf, Ody, Odyssey, Odyssey AI One, Odyssey AI One Cruiser, Odyssey Eleven, Odyssey Seven, OG, Ogio, Ogio Aero, Ogio Alpha, Ogio Forge, Ogio Fuse, Ogio Pace, Ogio Rise, Ogio Shadow, OGIO Stylized, OGIO XIX, Opening Shot, Open to Close, Opti-Color, Opti Dry, Opti Feel, OptiFit, Opti Fit, Opti Flex, Opti Grip, OptiTherm, Opti Vent, ORG 7, ORG 14, ORG 14M, ORG 15, O Stylized, Oworks,

Paradym, Paradym AI Smoke, Paradym Night Mode, Paw Design, Paw Squared Design, Playing Through, Powered by Toptracer, Practice Green, ProType, Proven in the Wild, PT Stylized, ·R·, Rainspann, R Ball, RCH, Real Dome Technology, Real Tunnel Technology, Red Ball, Renegade, Rig 9800, Rogue ST, TOGUE Stylized, Rossie, Rule 35, S2H2, Scoreline Pattern in White, See the Break, Shaft Shield, Shield Design with Black Background, Shield Design with White Background, Silencer, SLED, Slice Stopper, SMALL BATCH Hand Holding Hammer Badge, Smart Face, Solaire, Speed Cartridge, Speed Frame, Speed Step, Speed Tuned, SRT, Steelhead, Steelhead XR, Step Sole, Strata, Stroke Lab, Sub Zero, Superhot, Sure-Out, Supersoft, Sustainability Hand and Leaf Design. Sweeter from Every Spot, Swing Suite, Swing Tech, Swirl Design, Swirl Design & ODYSSEY, Syntech, Tank, TA Winter, Tee It High, Texapore Ecosphere, Texapore, Texatherm, Texawarm, Thermal Bomber, The Sure Thing, TMove, TM Stylized, Toe Up, TopChip, TopContender, TopDrive, Topgolf, Topgolf Block Party, Topgolf Callaway Brands, Topgolf Media, TopPressure, TopScore, TopScramble, TopShot, TopTracer, TopTracer Range, Toulon, Toulon Garage, Tour Aero, Tour Authentic, Tour I, Tour IZ, Tour Tested, Trade In! Trade Up!, Training Aid, TravisMathew, Triforce, Tri Hot, Tri-Hot 5K, Triple Track Stripes Design, Trutrack, Truvis, Truvis Pattern, T Stylized, Tungsten Speed Cartridge, Tuttle, Versa, VFT, VTEC, Warbird, War Bird, Weather Series, Weather Spann, Wedgeducation, We Live to Discover, W-Grind, WGT, WGT & Golfer Design, White Damascus, White Hot, White Hot Microhinge, White Hot OG, White Hot RX Stylized, White Hot Tour, White Hot XG, White Ice, White Trapezoid Design, Winter Rules, Winter Term, Wolftrail by Jack Wolfskin & Design, Woode, X1, X-12, X-14, X18, X-18, X-20, X-22, X-24, X-ACT, X Forged, X Hot, X Hot Pro, XR16, XR OS, XR Speed, XR Stylized, X Series, X Series Jews, X-Spann, X Stylized, X-Tech, XTT, Zinna.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this prospectus and the documents incorporated herein contain forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “may,” “should,” “will,” “could,” “would,” “anticipate,” “plan,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” and similar references to future periods. Forward-looking statements include, among others, statements that relate to future plans, events, liquidity, financial results, performance, prospects or growth and scale opportunities including, but not limited to, statements relating to future industry and market conditions, strength and demand of our products and services, continued brand momentum, demand for golf and outdoor activities and apparel, continued investments in the business, increases in shareholder value, consumer trends and behavior, future industry and market conditions, Topgolf International, Inc. (“Topgolf”) venue/bay expansion plans, the expansion of our leadership position in off-course golf, the strength of our brands, product lines and e-commerce business, geographic diversity, market recovery, availability of capital under our credit facilities, the capital markets or other sources, our conservation and cost reduction efforts, future stock repurchases, cash flows and liquidity, compliance with debt covenants, estimated unrecognized stock compensation expense, projected capital expenditures and depreciation and amortization expense, future contractual obligations, the realization of deferred tax assets, including loss and credit carryforwards, future income tax provision, the future impact of new accounting standards, the impacts of inflation and changes in foreign exchange rates, future prospects and growth of our business, including TravisMathew, LLC (“TravisMathew”), OGIO International, Inc. (“OGIO”), JW Stargazer Holding GmbH (“Jack Wolfskin”) and Topgolf. These statements are based upon current information and our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. As a result of these uncertainties and because the information on which these forward-looking statements is based may ultimately prove to be incorrect, actual results may differ materially from those anticipated. Important factors that could cause actual results to differ include, among others, the following:

•

certain risks and uncertainties, including changes in capital markets or economic conditions, particularly the uncertainty related to inflation, decreases in consumer demand and spending and any severe or prolonged economic downturn;

•	consumer acceptance of and demand for our products and services;

•	future retailer purchasing activity, which can be significantly affected by adverse industry conditions and overall retail inventory levels;

•	unfavorable changes in U.S. trade or other policies, including restrictions on imports or an increase in import tariffs;

•	the level of promotional activity in the marketplace;

•	future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions;

•	future changes in foreign currency exchange rates and the degree of effectiveness of our hedging programs;

•	our ability to manage international business risks;

•	our ability to recognize operational synergies and scale opportunities across our supply chain and global business platform;

•	adverse changes in the credit markets or continued compliance with the terms of our credit facilities;

•	our ability to monetize our investments;

v

•	adverse changes in the credit markets or continued compliance with the terms of our credit facilities;

•	our ability to monetize our investments;

•

costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business, or the failure to realize the expected benefits and synergies of the transaction in the expected timeframes or at all;

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our ability to successfully (i) operate and, if applicable, expand the retail stores of the TravisMathew, Jack Wolfskin, and our Japan and Korea apparel businesses, and venue locations of the Topgolf and BigShots businesses, and (ii) complete the reorganization of the Jack Wolfskin business;

•

delays, difficulties or increased costs in the supply of components needed to manufacture our products or in manufacturing our products, including our dependence on a limited number of suppliers for some of our products;

•	adverse weather conditions and seasonality;

•	any rule changes or other actions taken by the United States Golf Association or other golf associations that could have an adverse impact upon demand or supply of our products;

•	our ability to protect our intellectual property rights;

•	a decrease in participation levels in golf;

•

the effect of terrorist activity, armed conflict, the conflict between Russia and Ukraine or Israel and Hamas, natural disasters or pandemic diseases, including the COVID-19 pandemic and its related variants, on the economy generally, on the level of demand for our products or on our ability to manage our supply and delivery logistics in such an environment; and

•	the general risks and uncertainties applicable to us and our business.

Investors should not place undue reliance on these forward-looking statements, which are based on current information and speak only as of the date hereof. We undertake no obligation to update any forward-looking statements to reflect new information or events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Investors should also be aware that while we from time to time do communicate with securities analysts, it is against our policy to disclose to them any material non-public information or other confidential commercial information. Furthermore, we have a policy against distributing or confirming financial forecasts or projections issued by analysts and any reports issued by such analysts are not our responsibility. Investors should not assume that we agree with any report issued by any analyst or with any statements, projections, forecasts or opinions contained in any such report. For details concerning these and other risks and uncertainties contained in this prospectus, see the heading “Risk Factors” as well as the Company’s other reports filed with the SEC from time to time.

ABOUT US

Topgolf Callaway Brands Corp. is a leading modern golf and active lifestyle company that provides world-class golf entertainment experiences, designs and manufactures premium golf equipment, and sells golf and active lifestyle apparel and other accessories through our family of brand names which include Topgolf, Callaway Golf, Odyssey, TravisMathew, Jack Wolfskin, OGIO and Toptracer.

We were incorporated in California in 1982 under our previous name, “Callaway Golf Company,” with a primary focus on the design, manufacture and sale of high-quality golf clubs. In 1992, we became a publicly-traded corporation on the New York Stock Exchange under the ticker symbol “ELY” and in 1999, we reincorporated in the State of Delaware. In 2000, we entered into the golf ball business with the release of our first golf ball product. In 2017, we expanded our business into active lifestyle apparel and accessories with our acquisitions of OGIO, a leading manufacturer of high-quality bags and accessories, and TravisMathew, a manufacturer of premium golf and active lifestyle apparel and accessories. In 2019, we acquired Jack Wolfskin, a global eco-performance apparel and lifestyle brand, and in 2021, we completed a merger with Topgolf, a leading technology-enabled golf entertainment business comprised of state-of-the-art golf and entertainment venues, and a proprietary Toptracer ball-tracking technology. The combination of products and services offered by our family of brands are sold across multiple channels to consumers both in the United States and internationally in over 120 countries. On September 6, 2022, we changed our corporate name from “Callaway Golf Company” to “Topgolf Callaway Brands Corp.”, and, on September 7, 2022, we changed our New York Stock Exchange ticker symbol from “ELY” to “MODG.” Our principal executive offices are located at 2180 Rutherford Road, Carlsbad, California 92008, our telephone number is (760) 931-1771 and our website is www.topgolfcallawaybrands.com. Information that you may find on our website is not part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference herein contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described therein speculative or risky.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete and are qualified in their entirety by reference to our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

As of July 24, 2024, our authorized capital stock consisted of 360,000,000 shares of common stock, $0.01 par value, and 3,000,000 shares of preferred stock, $0.01 par value. Of the preferred stock, 240,000 shares are designated Series A Junior Participating Preferred Stock (“Series A Preferred”). The remaining shares of preferred stock are undesignated as to series, rights, preferences, privileges or restrictions. Our certificate of incorporation does not authorize any other classes of capital stock.

Common Stock

We have one existing class of common stock. Holders of shares of our existing common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Although no shares of Series A Preferred have been issued, if such shares were issued, each share of Series A Preferred would entitle the holder thereof to 1,000 votes on all matters to be voted upon by our stockholders. The holders of any shares of Series A Preferred and the holders of our common stock generally vote together as one class on all matters to be voted upon by our stockholders.

The holders of shares of our existing common stock are entitled to receive ratably dividends as may be declared from time to time by our board of directors out of funds legally available for dividend payments, subject to any dividend preferences of any holders of any other series of common stock and preferred stock. In the event of our liquidation, dissolution or winding up, after full payment of all debts and other liabilities and liquidation preferences of any other series of common stock and any preferred stock, the holders of shares of our existing common stock are entitled to share ratably in all remaining assets. Our existing common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of our existing common stock.

All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

Our common stock is listed under the symbol “MODG” on the New York Stock Exchange. Computershare Trust Company, N.A. is the Transfer Agent and Registrar for our common stock.

Preferred Stock

At the date of this prospectus no shares of preferred stock are outstanding.

The terms and provisions of the preferred stock that may be offered by this prospectus will be described in the applicable prospectus supplement. You should read the certificate of designations relating to the applicable series of preferred stock for additional information before you purchase any preferred stock. Our board of directors has the authority, without stockholder approval, to issue up to 3,000,000 shares of preferred stock, including 240,000 shares of Series A Preferred, in one or more series and, subject to the Delaware General Corporation Law, may:

•

fix or alter the designations, powers and preferences, and relative participating, optional or other rights, if any, of any series of preferred stock, and qualifications, limitations or restrictions thereof, including without limitation, dividend rights (and whether dividends are cumulative);

•

fix the conversion rights, if any, and voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of our board of directors or the percentage of members, if any, of our board of directors each class or series of preferred stock may be entitled to elect);

•	fix the rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of preferred stock;

•	fix the number of shares constituting any series; and

•

increase (but not above the total number of authorized shares of the class) or decrease (but not below the total number of such series then outstanding) the number of shares of any series of preferred stock subsequent to the issuance of shares of such series.

Our board of directors has no power to alter the rights of any outstanding shares of our preferred stock. Our board may issue shares of preferred stock with voting and conversion rights that could negatively affect the voting power or other rights of our common stock, and the board has the ability to take that action without stockholder approval.

Registration Rights

As of July 24, 2024, holders of 40,669,074 shares of our common stock are entitled to the following rights with respect to the registration of such shares for public resale under the Securities Act, pursuant to the registration rights agreement by and among us and certain stockholders. The registration of shares of common stock as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.

Demand Registration Rights

Form S-1. If at any time after September 4, 2021, the holders of at least 15% of the registrable securities then outstanding request in writing that we effect a registration with respect to all or a part of the registrable securities then outstanding where the aggregate price to the public of the offering is $10.0 million or more, we may be required to provide notice to all holders of registrable securities and to use commercially reasonable efforts to effect such registration; provided, however, that we will not be required to effect such a registration if, among other things, within the preceding six months, we have already effected a registration for the holders of registrable securities in response to these demand registration rights.

Form S-3. If at any time after September 4, 2021, the holders of at least 12.5% of the registrable securities then outstanding, with respect to the first request pursuant to these demand registration rights, and at least 7.5% of the registrable securities then outstanding, with respect to each subsequent request pursuant to these demand registration rights, request in writing that we effect a registration with respect to all or a part of the registrable securities then outstanding where the price to the public of the offering is $10.0 million or more, we may be required to provide notice to all holders of registrable securities and to use commercially reasonable efforts to effect such registration; provided, however, that we will not be required to effect such a registration if, among other things, within the preceding six months, we have already effected a registration on Form S-3 for the holders of registrable securities.

The registration rights agreement provides for a maximum of six demand registration requests by the holders of registrable securities, collectively (or, if Form S-3 is not available to us, a maximum of two demand registration requests on Form S-1). In addition, the holders of registrable securities, together with their successors and permitted assigns, have the right to request that up to two demand registrations be effected by means of an underwritten offering. If the holders requesting registration intend to distribute their shares by means of an underwriting, the underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.

Piggyback Registration Rights

If at any time we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Indemnification

Our registration rights agreement contains customary cross indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in a registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expenses

Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration, filing and qualification fees, printing and accounting expenses, fees and disbursements of our counsel and the reasonable fees and disbursements of certain counsel for the selling securityholders, not to exceed $50,000.

Termination of Registration Rights

The registration rights terminate upon the (1) date as of which all of the registrable securities have been sold, transferred, disposed of or exchanged pursuant to a registration statement or (2) the date as which all registrable securities held by a particular holder are freely saleable without registration and without restrictions or limitations on volume, or manner of sale or otherwise under Rule 144.

Effect of New Issuance

If the board were to issue common stock or a new series of preferred stock, the issuance of such shares could:

•	decrease the amount of earnings and assets available for distribution to existing common stockholders;

•	make removal of the present management more difficult;

•	result in restrictions upon the payment of dividends and other distributions to the existing common stockholders;

•	delay or prevent a change in control of the Company; and

•	limit the price that investors are willing to pay in the future for our existing common stock.

Possible Anti-Takeover Effects of Delaware Law and Relevant Provisions of Our Certificate of Incorporation and Bylaws

Provisions of Delaware law and our certificate of incorporation and bylaws may make more difficult the acquisition of the Company by tender offer, a proxy contest or otherwise or the removal of our officers and directors. For example:

•

As discussed above, our certificate of incorporation permits our board of directors to issue a new series of preferred stock with terms that may make an acquisition by a third person more difficult or less attractive.

•

Our bylaws provide time limitations on stockholders who desire to present nominations for election to our board of directors or propose matters that can be acted upon at stockholders’ meetings, and require the stockholder to provide additional information about the stockholder (including such stockholder’s ownership of the Company’s securities) and any relationships and interests in material agreements such stockholder has with or involving the Company, and additional information about the candidate the stockholder proposes for election to our board of directors.

•

Our bylaws provide that special meetings of stockholders can be called only by (i) the chairman of the board or the president, (ii) the board of directors, pursuant to a resolution approved by a majority of the entire board of directors or (iii) the secretary following his or her receipt of one or more written demands from stockholders of record who hold, in the aggregate, at least twenty-five percent of the voting power of the Company’s outstanding shares, as of a record date fixed in accordance with the bylaws, subject to certain other requirements set forth in the bylaws. Our bylaws further provide that the board of directors may postpone, recess, reschedule or cancel any previously scheduled special meeting of stockholders.

•	Our certificate of incorporation and bylaws permit shareholders to act by written consent, but such consent must be unanimous in the case of election of directors.

Copies of our certificate of incorporation and bylaws have been filed with and are publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

Limitation of Liability; Indemnification

Our certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and also provide that we must pay expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

We may issue debt securities under an indenture to be entered into between us and Wilmington Trust, National Association, qualified to act as such under the Trust Indenture Act and appointed under an indenture. The indenture will be governed by the Trust Indenture Act.

The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or authorizing resolutions with respect to particular series of debt securities as exhibits to current or other reports that we file with the SEC. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving entity or the successor person (if other than Topgolf Callaway Brands Corp.) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Topgolf Callaway Brands Corp. and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Topgolf Callaway Brands Corp.; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has actual knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities (it being agreed that the trustee shall have no obligation to make such determination). (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, rights, stock purchase contracts, stock purchase units or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

The securities that may be offered by this prospectus may be sold from time to time:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

We will identify the specific plan of distribution, including any agents, underwriters, broker-dealers or direct purchasers and their compensation in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any prospectus supplement are part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the website set forth below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Topgolf Callaway Brands Corp., that file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.topgolfcallawaybrands.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

In addition, our common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  17, 2024 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024;

•	our Current Reports on Form 8-K filed with the SEC on March 21, 2024, June 3, 2024, and June 5, 2024; and

•

the description of our common stock contained in our Registration Statement on Form S-1 filed with the SEC on December 16, 1991 (Registration No.  33-53732), and any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023.

We also incorporate by reference all documents that we subsequently file with the SEC after the filing of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Topgolf Callaway Brands Corp.

2180 Rutherford Road

Carlsbad, California 92008

Attention: Corporate Secretary

Telephone: (760) 931-1771

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

EXPERTS

The financial statements of Topgolf Callaway Brands Corp. incorporated by reference in this Prospectus, and the effectiveness of Topgolf Callaway Brands Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

LEGAL MATTERS

Latham & Watkins LLP, San Diego, California, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Topgolf Callaway Brands Corp. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

TOPGOLF CALLAWAY BRANDS CORP.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Stock Purchase Units

Units

PROSPECTUS

July 24, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of all expenses payable by us in connection with the offering of our securities being registered hereby.

SEC Registration Fee	(1	)(2)
FINRA Filing Fee	(1	)(2)
New York Stock Exchange supplemental listing fee	(1	)(2)
Trustee and Transfer Agent Fees	(1	)(2)
Printing Expenses	(1	)(2)
Legal Fees and Expenses	(1	)(2)
Accounting Fees and Expenses	(1	)(2)
Blue Sky Fees	(1	)(2)
Depositary Fees and Expenses	(1	)(2)
Warrant Agent Fees and Expenses	(1	)(2)
Miscellaneous	(1	)(2)
Total	(1	)(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Topgolf Callaway Brands Corp. is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1) to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith;

(2) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled;

(3) the indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and

(4) the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Topgolf Callaway Brands under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Topgolf Callaway Brands’ certificate of incorporation and bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Callaway will indemnify any person (and the estate of any person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Topgolf Callaway Brands or is or was serving at the request of Topgolf Callaway Brands as a director or officer of another corporation or enterprise. Topgolf Callaway Brands may, in its discretion, similarly indemnify its employees and agents.

Topgolf Callaway Brands’ certificate of incorporation relieves its directors from monetary damages to Topgolf Callaway Brands or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Topgolf Callaway Brands has entered into indemnification agreements with its non-employee directors that require Topgolf Callaway Brands to indemnify such persons against all expense, liability and loss (including attorneys’ fees), judgments, fines and amounts paid in settlement which are actually incurred in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative to which such person is, was or is threatened to be made a party or witness or other participant in, by reason of the fact that such person is or was a director of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Topgolf Callaway Brands (and its stockholders in the case of an action by or in the right of the Company), and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful and provided, further, that Topgolf Callaway Brands has determined that such indemnification is otherwise permitted by applicable law. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Topgolf Callaway Brands currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Topgolf Callaway Brands.

Any underwriting agreement or distribution agreement that Topgolf Callaway Brands enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Item 16.	Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting or Distribution Agreement.**

3.1

Third Restated Certificate of Incorporation of the Company, incorporated herein by this reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, as filed with the Commission on September 6, 2022 (file no. 1-10962).

3.2

Amended and Restated Bylaws of the Company, incorporated herein by this reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 9, 2023 (file no.1-10962).

4.1

Form of Specimen Stock Certificate for CommonStock, incorporated herein by this reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 15, 2009 (file no.1-10962).

4.2	Form of specimen preferred stock certificate.**

4.3	Certificate of Designations of Preferred Stock of Topgolf Callaway Brands Corp.**

4.4	Form of Indenture, filed herewith.

4.5	Form of Debt Security.**

4.6

Indenture, dated as of May 4, 2020, between the Company and Wilmington Trust, National Association, incorporated herein by this reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on May 4, 2020 (file no. 1-10962).

4.7

Form of 2.75% Convertible Senior Notes due May 1, 2026, incorporated herein by this reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, as filed with the Commission on May 4, 2020 (which is included as Exhibit A toExhibit 4.1 of such Current Report) (file no. 1-10962).

4.8	Form of Warrant Agreement.**

4.9	Form of Warrant.**

4.10	Form of Deposit Agreement.**

4.11	Form of Depositary Receipt.**

4.12	Form of Rights Agent Agreement.**

4.13	Form of Rights Certificate.**

4.14	Form of Stock Purchase Contract.**

4.15	Form of Stock Purchase Unit Agreement.**

4.16	Form of Unit Agreement.**

5.1	Opinion of Latham & Watkins LLP, filed herewith.

23.1	Consent of Deloitte & Touche LLP, filed herewith.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney, filed herewith.

25.1	Statement of Eligibility of Trustee under the Indenture on Form T-1 of Wilmington Trust, National Association, with respect to the Form of Indenture, filed herewith.

107	Filing Fee Table, filed herewith.

**	To be filed, if necessary, by amendment hereto or incorporated herein by reference in connection with the offering of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Topgolf Callaway Brands Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on July 24, 2024.

TOPGOLF CALLAWAY BRANDS CORP.

By:	/S/ BRIAN P. LYNCH
Brian P. Lynch
Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date
Principal Executive Officer:
/s/ Oliver G. Brewer III Oliver G. Brewer III	President and Chief Executive Officer, Director	July 24, 2024

Principal Financial Officer:
/s/ Brian P. Lynch Brian P. Lynch	Executive Vice President, Chief Financial Officer	July 24, 2024

Principal Accounting Officer:
/s/ Jennifer L. Thomas Jennifer L. Thomas	Senior Vice President, Chief Accounting Officer	July 24, 2024

* John F. Lundgren	Chairman of the Board	July 24, 2024

* Erik J Anderson	Vice Chairman of the Board	July 24, 2024

* Laura J. Flanagan	Director	July 24, 2024

* Russell L. Fleischer	Director	July 24, 2024

* Bavan M. Holloway	Director	July 24, 2024

* Scott M. Marimow	Director	July 24, 2024

* Adebayo O. Ogunlesi	Director	July 24, 2024

* Varsha R. Rao	Director	July 24, 2024

* Linda B. Segre	Director	July 24, 2024

* Anthony S. Thornley	Director	July 24, 2024

* C. Matthew Turney	Director	July 24, 2024

*BY: /S/ BRIAN P. LYNCH Brian P. Lynch Attorney-in-fact		July 24, 2024